Moving fast requires trust, Moving forward requires disruption. Investor Letter 2Q 2023 July 26, 2023

Letter from the CEO

Investors, Customers, and Employees,

We recently celebrated the four-year anniversary of the L3 and Harris merger. Our Trusted Disruptor strategy, supported by our *Performance First* culture, continues to serve as the foundation for our diverse portfolio and I am pleased to report that we achieved strong results in the second quarter. The team exceeded expectations with strong revenue growth across all segments, sequential margin expansion and positive cash flow. Given our performance to date, we are increasing full-year revenue and earnings per share guidance.

Our focus on delivering value to our investors, customers and employees is fundamental to our strategy.

Delivering on our financial commitments...

- Awarded $5.6B of orders, up 17% vs. 2Q22
- Revenue increased 13%, 12% organic[1] vs. 2Q22; fourth consecutive quarter of growth
- Net income up 4%, 10bps margin contraction vs. 1Q23
- Segment Operating Income[1] up 9%, 50bps margin expansion vs. 1Q23
- Delivered solid EPS: $1.83 (GAAP); $2.97 (non-GAAP)[1]
- Generated $414M cash from ops; $338M adj free cash flow (FCF)[1]

...building on the Trusted Disruptor strategy...

- Winning new prime positions: Multiple prime awards, displacing incumbents and strengthening our position as a mission integrator
- Expanding internationally: First VAMPIRE products delivered in support of Ukraine and incremental L3Harris presence in Italy
- Leveraging innovation investments: Approximately $1B year-to-date in IRAD and CRAD, representing over 10% of revenue

...and deploying capital strategically

- Returned $338M to shareholders, nearly $1B year-to-date
- Retired $800M of long-term debt; a $225M reduction net of borrowings
- Evaluating non-core assets to potentially accelerate near-term focus of debt repayment

2Q23 *Fast. Facts.*

↑ $25B
total backlog, up 25%

↑ 1.18x
funded book-to-bill[1]

↑ 13% / 12%
revenue / organic[1] growth

↓ $1.83 / $2.97
EPS / non-GAAP EPS[1]

↓ $414M / $338M
cash from ops / adj FCF[1]

$338M
returned to shareholders

We were advised today that the FTC will not block our acquisition of Aerojet Rocketdyne; therefore, we are moving forward to close the transaction on or about July 28.

I'm excited about the next phase of L3Harris.

Christopher E. Kubasik
Chair and Chief Executive Officer

PAGE 2 | **L3HARRIS** INVESTOR LETTER 2Q 2023
Refer to endnotes on page 14

PAGE 3 | L3HARRIS INVESTOR LETTER 2Q 2023 Refer to endnotes on page 14 Key Takeaways......................................................... 4 Consolidated Results................................................ 5 Segment Results....................................................... 6 Financial Guidance.................................................... 7 Demand Environment............................................... 9 Key Awards................................................................ 10 Operational Update................................................... 11 Balance Sheet & Cash Flow Management............... 13 Endnotes.................................................................... 14 Financial Tables........................................................ 16 Non-GAAP Financial Measures................................ 21 Reconciliation of Non-GAAP Financial Measures... 22 Forward-Looking Statements................................... 28 Table of Contents and Call Information Conference Call Information L3Harris Technologies will host a call tomorrow, July 27, 2023, at 8:00 a.m. Eastern Time (ET). The call will last approximately 45 minutes and be focused on questions and answers. The dial-in numbers for the teleconference are (U.S.) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, which will be broadcast live at L3Harris.com/investors. A recording of the call will be available on the L3Harris website, beginning at approximately 12 p.m. ET on July 27, 2023.

Key **Takeaways**

Meeting financial commitments...


Image / Sgt. Caressa Palone

- Orders up 17% vs. 2Q22; funded book-to-bill of 1.18 and >1.0 in all three segments
- Revenue up 13%, 12% organic[1] vs. 2Q22, growth in all segments
  - Integrated Mission Systems up 8%
  - Space and Airborne Systems up 9%
  - Communication Systems up 30%, 21% organic[1]
- Earnings per share (EPS) $1.83; non-GAAP[1] EPS $2.97
- Cash from ops $414M and adjusted free cash flow[1] (FCF) $338M

...and upgrading 2023 guidance...



- Increased full-year revenue to $18.0B - $18.3B with increases in all three segments
- Reiterated segment operating income[1] of $2.7B - $2.8B
  - Increased Communication Systems, Space and Airborne Systems
  - Decreased Integrated Mission Systems
- Increased non-GAAP EPS to $12.15 - $12.55
- Reiterated FCF guidance of $2.0B+

...while prioritizing Performance First for sustainable profitable growth



- Delivering for our customers...
  - Compass Call - achieved first flight, a major milestone in delivering critical electronic warfare (EW) capabilities to the U.S. Air Force
  - Vehicle Agnostic Modular Palletized ISR Rocket Equipment (VAMPIRE) - delivered first four units in support of Ukraine
  - Classified partner - strengthening position as a prime integrator and partner for classified missions
  - Leveraging AI through strategic partnerships to further develop autonomous defense and networking solutions
- Focus on stabilizing operational challenges in parts of IMS
- Improved supply chain resiliency delivering results
- Tactical Data Links (TDL) integration ahead of schedule
- LHX NeXt progress; initial phase design complete



The appearance of U.S. Department of Defense (DoD) visual information does not imply or constitute DoD endorsement.

PAGE 4 | **L3HARRIS** INVESTOR LETTER 2Q 2023

Refer to endnotes on page 14

Consolidated **Results**

$ in millions, except EPS

Orders, Total Backlog and Funded Book-to-Bill[1]

Orders



$4,730
$5,557
17%
2Q22
2Q23

Total Backlog



$19,892
$24,951
25%
2Q22
2Q23

Funded Book-to-Bill[1]



1.09
1.13
1.38
1.18
IMS
SAS
CS
LHX

Revenue

Reported



$4,135
$4,693
13%
2Q22
2Q23

Organic[1]



$4,128
$4,610
12%
2Q22
2Q23

Net Income, Segment Operating Income[1] and Margin

Net Income / Margin



$470
11.4%
$351
7.5%
-25%
2Q22
2Q23

Segment Operating Income / Margin[1]



$648
15.7%
$694
14.8%
7%
2Q22
2Q23

Cash from Operations and Adjusted Free Cash Flow[1]

Cash from Operations



$749
$414
2Q22
2Q23

Adjusted Free Cash Flow[1]



$712
$338
2Q22
2Q23

Earnings per Share



$2.42
$(0.14)
$(0.31)
$0.01
$0.04
$(0.19)
$1.83
-24%
2Q22
Pension
Impairments
Operations
Share count
Interest and Other
2Q23

*"Interest and Other" includes tax on non-GAAP adjustments. Tax affecting the non-GAAP adjustments is generally not meaningful in interim periods due to the considerable variability throughout the year

Non-GAAP Earnings per Share[1]



$3.23
$(0.14)
$0.01
+ Volume
+ Supply Chain
– Mix
– EACs
$0.06
$(0.19)
$2.97
-8%
2Q22
Pension
Operations
Share count
Interest and Other
2Q23

PAGE 5 | **L3HARRIS** INVESTOR LETTER 2Q 2023

Refer to endnotes on page 14

Segment **Results**

$ in millions

Integrated Mission Systems


Non-GAAP
GAAP
Revenue
$1,608
$1,735
8%


Operating Income
$207
$174
-16%
$162
-22%
2Q22
2Q23

Revenue increased 8%:

- $41 million in Electro Optical and $39 million in Commercial Aviation from higher volumes
- $36 million in Maritime from power and energy solutions and classified programs
- $13 million in Intelligence, Surveillance and Reconnaissance (ISR) from growth in domestic aircraft procurement and missionization

Operating income decreased $45 million:

- Asset impairment charges of $12 million and segment operating drivers below

Segment operating income[1] decreased $33 million:

- Net change in Estimate at Completion (EAC) adjustments primarily in ISR and Maritime

Space & Airborne Systems


Revenue
$1,572
$1,715
9%


Operating Income
$203
$195
-4%
$168
-17%
2Q22
2Q23

Revenue increased 9%:

- $105 million and $20 million in Space Systems and Intel & Cyber, respectively, from new program ramps
- $24 million in Mission Networks from program scope growth
- Partially offset by a decline in legacy airborne platform volume

Operating income decreased $35 million:

- Asset impairment charges of $27 million and segment operating drivers below

Segment operating income[1] decreased $8 million:

- Lower recovery of overhead costs on fixed price contracts

Communication Systems


Revenue
$993
$1,289
30%
$1,206
21%
2Q22
2Q23


Operating Income
$238
$325
37%
2Q22
2Q23

Revenue increased 30%, and 21% organically[1]:

- $160 million in Tactical Communications and $27 million in Public Safety, from higher volumes driven by improved electronic component availability
- $115 million in Broadband Communications, principally from the acquisition of Tactical Data Links (TDL) and higher volume on legacy platforms

Segment Operating income increased:

- Higher volumes, including the acquisition of TDL, and favorable mix in Tactical Communications

PAGE 6 | L3HARRIS INVESTOR LETTER 2Q 2023
Refer to endnotes on page 14

Financial **Guidance**

L3Harris Consolidated Actuals and Guidance (excluding Aerojet Rocketdyne)					
	2022 GAAP	**2022 Non-GAAP**	**2023 Prior**	**2023 Current**	**Current vs. Prior**
Revenue *YoY growth*	$17.1B	$17.0B	**$17.4B - $17.8B** *up ~2% - 4%*	**$18.0B - $18.3B** *up ~5.5% - 7.0%*	↑
Segment operating income[1]	$1.8B	$2.6B	**$2.7B - $2.8B**	**$2.7B - $2.8B**	↔
Segment operating margin[1]	10.7%	15.4%	**15.2% - 15.7%**	**~ 15%**	↓
EPS[1]	$5.49	$12.90	**$12.00 - $12.50**	**$12.15 - $12.55**	↑
Cash flow[1]	$2.2B	$2.0B	**$2.0B+**	**$2.0B+**	↔

2023 Guidance Increased

L3Harris has updated its revenue guidance to reflect first half performance driven by strong demand and new program ramps across the portfolio, most notably within the space domain. Guidance also contemplates a continued easing of supply chain disruptions, which is consistent with trends through the first half of the year. The company now expects revenue of $18.0 billion to $18.3 billion, up from prior guidance of $17.4 billion to $17.8 billion.

Segment operating income is expected to be consistent with the prior guidance of $2.7 billion to $2.8 billion. Segment totals were previously more towards the low end of the range and are now towards the midpoint of the range. Incremental income from higher revenue growth is being largely offset by operational challenges within the IMS segment. The company expects continued best-in-class segment operating margins of ~15.0% in 2023.

Consistent with prior commentary, the company expects quarterly segment operating margins to expand sequentially in the second half driven by increasing commercial product deliveries, operational improvements and cost controls.

Non-operating updates include a lower than originally expected non-GAAP tax rate of 13.0% to 13.5% reflecting continued strategic tax planning efforts. Non-operational guidance also includes ~$20 million of higher FAS/CAS pension income, which is anticipated to be offset by ~$20 million increase in interest expense.

These updates result in an increase to non-GAAP EPS guidance to $12.15 to $12.55 per share.

Guidance for adjusted free cash flow remains unchanged at $2.0B+. Working capital improvements are expected to increase sequentially throughout the second half of 2023.

Other guidance information can be found in Table 5 - *Other Financial Information and Net FAS / CAS Pension Adjustment,* on page 20

PAGE 7 | **L3HARRIS** INVESTOR LETTER 2Q 2023

Refer to endnotes on page 14

Segment **Guidance**

Segment Actuals and Guidance

	Revenue			Operating Income			
	2022	2023 Prior	2023 Current	2022 GAAP	2022 Non-GAAP[1]	2023 Prior	2023 Current
SAS	$6.4B*	$6.4B - $6.5B	**$6.7B - $6.8B**	$665M*	$745M*	$700M - $750M	**$735M - $760M**
IMS	$6.6B*	$6.5B - $6.7B	**$6.7B - $6.8B**	$494M*	$861M*	$800M - $850M	**$765M - $800M**
CS	$4.2B	$4.8B - $4.9B	**$4.9B - $5.0B**	$667M	$1.02B	$1.15B - $1.20B	**$1.20B - $1.23B**

*2022 segment revenues and operating income recast to show strategic realignment of classified programs from IMS to SAS, effective 2023

Space & Airborne Systems (SAS)

The company has increased SAS revenue guidance to reflect strong first-half performance driven by new program ramps within Space and expects SAS segment revenue of $6.7 billion to $6.8 billion, up from prior guidance of $6.4 billion to $6.5 billion.

L3Harris has also increased SAS segment operating income guidance as a result of the increased Space revenue and expects operating income of $735 million to $760 million, up from prior guidance of $700 million to $750 million.

Integrated Mission Systems (IMS)

L3Harris has increased IMS revenue guidance to reflect stronger demand for domestic ISR solutions. The company expects IMS segment revenue of $6.7B to $6.8 billion, up from prior guidance of $6.5 billion to $6.7 billion.

The company has lowered IMS segment operating income guidance as a result of isolated operational challenges within the ISR and Maritime businesses, which the company is addressing. These actions, which are detailed in the Operational Update, are expected to stabilize operational challenges consistent with updated guidance. L3Harris expects IMS segment operating income of $765 million to $800 million, down from prior guidance of $800 million to $850 million.

Communication Systems (CS)

L3Harris has increased CS segment revenue guidance to reflect improving material availability and a more consistent supply chain and expects segment revenue of $4.9 billion to $5.0 billion, up from prior guidance of $4.8 billion to $4.9 billion.

The company has also increased CS operating income guidance as a result of the increased revenue. L3Harris expects CS segment operating income of $1.20 billion to $1.23 billion, up from prior guidance of $1.15 billion to $1.20 billion.

PAGE 8 | **L3HARRIS** INVESTOR LETTER 2Q 2023

Refer to endnotes on page 14

PAGE 9 | L3HARRIS INVESTOR LETTER 2Q 2023 Refer to endnotes on page 14 U.S. DoD Budget ($B) $704 $742 $816 $842 $842 $845 $844 GFY21 GFY22 GFY23 PBR HASC HAC-D SASC GFY24 L3Harris continues to experience strong demand for its products and solutions, as demonstrated by total first-half orders, which surpassed $11 billion and a funded book-to-bill of 1.24x during the same period. Domestic On June 3, the President signed into law the Fiscal Responsibility Act (FRA) of 2023, which suspended the federal debt limit through January 1, 2025 and established new discretionary funding limits for defense and non-defense accounts. The deal capped Government Fiscal Year (GFY) 2024 national defense funding at $886 billion, which includes $842 billion for the Department of Defense (DoD) specifically. GFY 2024 non-defense funding is capped at $704 billion. On July 14, the House passed its GFY 2024 National Defense Authorization Act (NDAA) authorizing $842 billion for the DoD, consistent with the GFY 2024 PBR and the caps set forth by the FRA. The House and Senate will continue consideration of GFY 2024 appropriation and authorization bills. The company expects to begin GFY 2024 under a Continuing Resolution (CR), which is assumed in guidance. Demand Environment House Armed Services Committee (HASC) House Appropriations Committee - Defense (HAC-D) Senate Armed Services Committee (SASC) International Aligned with its Trusted Disruptor strategy, L3Harris remains dedicated to expanding its international presence. Year-to-date, the company has received international orders totaling $3 billion, including $300 million in support of Ukraine and approximately $800 million in international space awards. The company anticipates this positive trend to continue as North Atlantic Treaty Organization (NATO) allies and other nations increase their defense expenditures to address ongoing global threats. Notably, Germany recently approved a draft 2024 budget reflecting a €1.7 billion increase to defense spending, affirming its commitment to raise defense expenditures to 2% of it’s gross domestic product. Investment Accounts ($B) $303 $315 $314 $312 $316 GFY23 PBR HASC HAC-D SASC GFY24

Key **Awards**[1]



Space

- Over $600 million in prime awards providing responsive space solutions for classified customers
- Approximately $200 million competitive prime contract to design and build the nation's most advanced fleet of Geostationary Operational Environment Satellite (GOES)-R ground systems
- Nearly $140 million follow-on award for the Space Development Agency (SDA) Tranche 1 Tracking Layer that will detect, identify and track advanced missile threats
- The company's Space domain achieved an impressive 1.7x book-to-bill in the first half



Sea

- Over $90 million in Maritime orders for critical components on the COLUMBIA-class and VIRGINIA-class submarines
- Post-quarter close, notified of a $300 million award to design, fabricate and integrate ship control and propulsion systems for ocean surveillance



Cyber

- Over $250 million in classified awards, including new prime awards displacing long-term incumbents and strengthening our position as a mission integrator



Air

- More than $300 million in funded orders for the modernization and development of airborne platforms, including F-35, F-16, F-18, and B-52
- $250 million competitive award to deliver turnkey disruptive technology in support of the Army's Theater Level, High-Altitude Expeditionary Next Airborne ISR - Radar (ATHENA-R) program
- Nearly $150 million competitive prime award for Multifunctional Information Distribution System (MIDS) Joint Tactical Radio System (JTRS), the largest MIDS production order ever awarded to the recently acquired Tactical Data Links (TDL) business



Land

- More than $270 million award for manpack and leader radios, including orders on the U.S. Army's Handheld, Manpack & Small Form-Fit (HMS) contract
- $230 million prime sole-source award to provide over 8,000 resilient and secure tactical radios to Ukraine

The appearance of U.S. Department of Defense (DoD) visual information does not imply or constitute DoD endorsement.

PAGE 10 | **L3HARRIS** INVESTOR LETTER 2Q 2023

Refer to endnotes on page 14

PAGE 11 | L3HARRIS INVESTOR LETTER 2Q 2023 Refer to endnotes on page 14 Progressing Trusted Disruptor strategy - L3Harris has won several new competitive awards, displacing incumbents within space and intel and cyber domains. In Space, the company was notified of a classified award for up to seven satellite payloads for a new mission partner. Additionally, the company’s Intel and Cyber sector was awarded several competitive prime positions, displacing long-standing incumbents. These achievements not only highlight the exceptional capabilities of L3Harris but also expand the company’s role as a mission integrator. As a result of these recent wins, classified programs now account for 50% of the SAS portfolio and they exemplify the company’s role as a trusted partner in delivering mission-critical solutions. Leveraging innovative solutions - The company announced strategic partnerships with BigBear.ai and Amazon Web Services (AWS). L3Harris has partnered with BigBear.ai to harness the potential of artificial intelligence (AI) for autonomous maritime defense programs. The collaboration with AWS will focus on developing networking and fusion solutions for data-centric warfare. This joint effort combines L3Harris' extensive expertise in sensors and mission knowledge with AWS's experience in software development and cloud- based data architecture. Compass Call first flight - L3Harris recently completed the integration of the U.S. Air Force’s newest EW aircraft and achieved first flight, a major milestone in delivering critical capabilities. As the platform integrator for the program, L3Harris is migrating, or cross decking, the existing Compass Call EC-130H mission system onto the EC-37B. Exceeding customer expectations - The company delivered the first four VAMPIRE systems in support of Ukraine. VAMPIRE enables Ukraine ground forces to defend against adversary threats and provides critical defense assets to help Ukraine protect against attacks on civilian infrastructure. Performance First Highlights Operational Update

PAGE 12 | L3HARRIS INVESTOR LETTER 2Q 2023 Refer to endnotes on page 14 Stabilizing Operational Challenges The company's Performance First focus is starting to pay dividends. Consistent with prior commentary, second quarter net EAC adjustments improved $25 million sequentially. Although improving, the IMS segment, specifically in ISR and Maritime sectors, has experienced operational challenges from both macro and temporal effects, including on fixed-price development programs. The team is addressing this through a multi- pronged approach, including extensive new-hire training, maturing programmatic processes and enhancing the management of risks while scrutinizing future opportunities. These actions are expected to provide greater financial stability going forward and enable a foundation for future profitable growth. Supply Chain & Labor As anticipated, the company continued to see an improving supply chain. The breadth of disruptions continue to dissipate, allowing L3Harris to focus resources on fewer challenges and work toward a ‘new normal’ in supply chain management. Labor attrition and inflation remain watch items that present challenges to certain programs across the enterprise. Labor attrition has continued in a positive trajectory from a peak in 3Q22 in the low double digits, with rolling 12-month attrition rates declining 20-40 basis points in the last three consecutive quarters, although still above historical levels. Overall, L3Harris continues to anticipate that supply chain and labor will improve sequentially for the remainder of 2023. Enterprise Transformation Last quarter, we launched an enterprise transformation program that we are calling “LHX NeXt.” The initiative is a multi-phase, multi-year evolution following the major integration activities from the L3 and Harris merger and is designed to harmonize and accelerate business enhancements, including configurations as a result of portfolio changes. This initiative deploys L3Harris’ Trusted Disruptor strategy inward, through a set of analyses and actions across functions, systems and processes. LHX NeXt is expected to drive increased agility and cost competitiveness to enable more capability and capacity for customers while driving increased shareholder value. Over the last several months, the LHX NeXt team kicked off planning for the first phase and performed baseline cost analysis, identified best- in-class benchmarks and are designing execution plans across the enterprise. Our initial focus has been on building a strategy for company-wide “Centers of Excellence”, optimizing third-party spend through a structured, cross-functional strategy and analyzing organizational hygiene like spans and layers. The LHX NeXt end objective is targeted at removing silos and driving greater efficiencies and speed of decision making across the enterprise. In addition to cost savings, the initiative is in the early stages of identifying investments in key technologies and system enablers. We look forward to providing a comprehensive update, including costs, gross and net savings and timing of LHX NeXt in the coming quarters. Operational Update

Balance Sheet & Cash Flow **Management**

Cash Flow

L3Harris reported 2Q23 cash flow from operations of $414 million, down versus 2Q22 primarily due to higher income taxes and lower net income excluding the impact of non-cash items. Adjusted free cash flow[1] was $338 million, also down versus 2Q22 from the items noted above and higher capital expenditures.



Cash Flow ($M)
$749
$414
$712
$338
Operating Cash Flow
Adjusted FCF 1
2Q22
2Q23

Leverage & Liquidity

- During the quarter, L3Harris repaid $800 million aggregate principal amount of its 3.85% 2023 Notes through the combination of cash on hand and commercial paper. As of June 30, 2023 the company's outstanding commercial paper was $579 million, which is included as a component of short term debt.
- As of June 30, 2023, L3Harris' net-debt-to-adjusted EBITDA[1] leverage ratio was 2.5x
- The company targets a leverage ratio of less than 3.0x net-debt-to-adjusted EBITDA[1]. When above this target, L3Harris expects to prioritize debt repayment to maintain solid investment grade credit ratings and achieve this through a moderation in share repurchases and proceeds from potential non-core asset divestitures.

Capital Deployment

- In the second quarter, L3Harris returned $338 million of cash to shareholders; nearly $1 billion year-to-date
  - $216 million in dividends in the second quarter; $436 million year-to-date
  - $122 million in share repurchases in the second quarter; $518 million year-to-date
- The company aims to deploy capital strategically to optimize total shareholder return
- In the near term, the company anticipates prioritizing debt repayment
- Longer term, L3Harris remains committed to a balanced capital allocation among capital returns, portfolio optimization and debt repayments



Total Capital Deployment
(mid-2019 to 2025E)
Debt Repayments
Dividends
Share Repurchases
Acquisitions
(Debt financed)

PAGE 13 | **L3HARRIS** INVESTOR LETTER 2Q 2023

Refer to endnotes on page 14

PAGE 14 | L3HARRIS INVESTOR LETTER 2Q 2023 1 Key terms used throughout this Investor Letter are described below: Term Definition Funded book-to-bill Calculated as the value of new contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of new contract awards and orders received from customers other than the U.S. Government, divided by revenue. This includes incremental funding and adjustments to previous awards, and excludes unexercised contract options or potential orders under indefinite delivery, indefinite quantity contracts. The funded book-to-bill ratio is considered a key performance indicator in the Aerospace and Defense industry as it measures how much backlog is utilized in a certain period. Funded backlog Calculated as the value of new contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of new contract awards and orders received from customers other than the U.S. Government. This includes incremental funding and adjustments to previous awards, and excludes unexercised contract options or potential orders under indefinite delivery, indefinite quantity contracts. Organic revenue Organic revenue excludes the impact of completed divestitures and exclude the impact of current years acquisitions; refer to non-GAAP financial measure (NGFM) reconciliations in the tables accompanying this Investor Letter and to the disclosures in the non-GAAP section of this Investor Letter for more information. Non-GAAP Segment operating margin, Non-GAAP segment operating income, non-GAAP operating income, non-GAAP EPS, non-GAAP backlog, net- debt-to-adjusted-EBITDA, non- GAAP tax rate and adjusted free cash flow (FCF) Each measure is a NGFM; refer to description of adjustments on page 21 and NGFM reconciliations in the tables accompanying this Investor Letter for applicable adjustments and/or exclusions and to the disclosures in the non-GAAP section of this Investor Letter for more information. Operating cash flow and adjusted FCF results and guidance (2023) Assuming a provision in the Tax Cuts and Jobs Act of 2017 that went into effect on January 1, 2022 requiring companies to capitalize and amortize R&D expenditures over five years rather than deducting such expenditures in the year incurred is not modified, repealed or deferred, resulting in anticipated additional cash income tax payments in fiscal 2023. Adjusted FCF excludes cash income taxes related to taxable gains and losses resulting from sales of businesses, and also reflects the types of adjustments and/or exclusions presented in the FCF and adjusted FCF NGFM reconciliation in the tables accompanying this Investor Letter; refer to the disclosures in the non-GAAP section of this Investor Letter for more information. Key Awards Includes new contracts and funded orders on IDIQ contracts. Contract values reflect total potential award and do not represent funded backlog. Endnotes

PAGE 15 | L3HARRIS INVESTOR LETTER 2Q 2023 Refer to endnotes on page 14 Table 1 - Condensed Consolidated Statement of Operations ...... 16 Table 2 - Business Segment Information ..................................... 17 Table 3 - Consolidated Statement of Cash Flows ......................... 18 Table 4 - Condensed Consolidated Balance Sheet ....................... 19 Table 5 - Other Financial Information and Pension ...................... 20 Table 6 - Organic Revenue ............................................................ 23 Table 7 - Non-GAAP Income and Non-GAAP EPS......................... 24 Table 8 - Free Cash Flow and Adjusted Free Cash Flow .............. 25 Table 9 - Net Debt to Adjusted EBITDA Ratio ............................... 26 Table 10 - 2022 Non-GAAP Segment Operating Income ............ 27 Financial Tables Table of Contents

PAGE 16 | L3HARRIS INVESTOR LETTER 2Q 2023   Quarter Ended (In millions, except per share amounts) June 30, 2023 July 1, 2022 Revenue from product sales and services $ 4,693 $ 4,135 Cost of product sales and services (3,476) (2,907) Engineering, selling and administrative expenses (783) (744) Business divestiture-related gains, net 26 — Impairment of other assets (60) — Non-operating income, net 83 108 Interest expense, net (111) (67) Income before income taxes 372 525 Income taxes (21) (55) Net income 351 470 Noncontrolling interests, net of income taxes (2) 1 Net income attributable to L3Harris Technologies, Inc. $ 349 $ 471 Net income per common share attributable to L3Harris Technologies, Inc. common shareholders Basic $ 1.84 $ 2.45 Diluted $ 1.83 $ 2.42 Basic weighted average common shares outstanding 189.2 192.1 Diluted weighted average common shares outstanding 190.1 194.0 Table 1 L3HARRIS TECHNOLOGIES, INC. FY'23 Second Quarter Summary CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) support Financial Tables

Table 2
L3HARRIS TECHNOLOGIES, INC.
FY'23 Second Quarter Summary

BUSINESS SEGMENT INFORMATION
(Unaudited)

(In millions)	Quarter Ended June 30, 2023		Quarter Ended July 1, 2022	
Revenue				
Integrated Mission Systems	$	1,735	$	1,608
Space & Airborne Systems		1,715		1,572
Communication Systems		1,289		993
Corporate eliminations		(46)		(38)
	$	4,693	$	4,135
Net income				
Segment Operating Income:				
Integrated Mission Systems		162	$	207
Space & Airborne Systems		168		203
Communication Systems		325		238
		655		648
Unallocated Items:				
Unallocated corporate department (expense) income, net		(35)		19
Amortization of acquisition-related intangibles		(173)		(151)
Additional cost of sales related to the fair value step-up in inventory sold		(15)		—
L3Harris merger-related integration expenses		—		(26)
Acquisition-related transaction and integration expenses		(36)		—
Pre-acquisition and other divestiture-related expenses		(2)		(35)
Business divestiture-related gains, net		26		—
Gain on sale of asset group		—		8
Impairment of other assets		(21)		—
LHX NeXt		(22)		—
FAS/CAS operating adjustment[1]		23		21
		(255)		(164)
Non-operating income, net		83		108
Income before interest and income taxes		483		592
% of total revenue		*10.3 %*		*14.3 %*
Interest expense, net		(111)		(67)
Income taxes		(21)		(55)
Net Income	$	351	$	470
% of total revenue		*7.5 %*		*11.4 %*

[1] The "FAS/CAS operating adjustment" line item in the table above represents the difference between the service cost component of Financial Accounting Standards ("FAS") pension and OPEB income or expense and total U.S. Government Cost Accounting Standards ("CAS") pension and OPEB cost. The non-service cost components of FAS pension and OPEB expense are included as a component in the "Non-operating income, net" line item in the table above.

PAGE 17 | L3HARRIS INVESTOR LETTER 2Q 2023

PAGE 18 | L3HARRIS INVESTOR LETTER 2Q 2023   Quarter Ended (In millions) June 30, 2023 July 1, 2022 Operating Activities Net income $ 351 $ 470 Adjustments to reconcile net income to net cash provided by operating activities: Amortization of acquisition-related intangibles 173 151 Depreciation and other amortization 83 82 Share-based compensation 22 41 Share-based matching contributions under defined contribution plans 64 58 Pension and other postretirement benefit plan income (70) (99) Impairment of other assets 60 — Business divestiture-related gains, net (26) — Gain on sale of asset group — (8) Deferred income taxes (128) (164) (Increase) decrease in: Receivables, net (153) 93 Contract assets 110 68 Inventories (13) (151) Other current assets (27) 56 Increase (decrease) in: Accounts payable (67) (1) Contract liabilities 123 (5) Compensation and benefits 105 91 Other accrued items (66) (91) Income taxes (120) 173 Other operating activities (7) (15) Net cash provided by operating activities 414 749 Investing Activities Additions to property, plant and equipment (93) (62) Proceeds from sale of property, plant and equipment, net — 4 Proceeds from sales of businesses, net 71 2 Proceeds from sale of asset group, net — 18 Cash used for equity investments (4) (21) Other investing activities — 2 Net cash used in investing activities (26) (57) Financing Activities Proceeds from borrowings, net of issuance cost 1 6 Repayments of borrowings (805) (5) Change in commercial paper, net 579 — Proceeds from exercises of employee stock options 2 4 Repurchases of common stock (122) (421) Cash dividends (216) (217) Tax withholding payments associated with vested share-based awards (2) (26) Other financing activities (4) (2) Net cash used in financing activities (567) (661) Effect of exchange rate changes on cash and cash equivalents — (13) Net (decrease) increase in cash and cash equivalents (179) 18 Cash and cash equivalents, beginning of period 545 402 Cash and cash equivalents, end of period $ 366 $ 420 Table 3 L3HARRIS TECHNOLOGIES, INC. FY'23 Second Quarter Summary CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) support

PAGE 19 | L3HARRIS INVESTOR LETTER 2Q 2023 (In millions) June 30, 2023 December 30, 2022 Assets Current Assets Cash and cash equivalents $ 366 $ 880 Receivables, net 1,383 1,251 Contract assets 3,164 2,987 Inventories 1,555 1,291 Income taxes receivable 48 40 Other current assets 334 258 Assets of business held for sale — 47 Total current assets 6,850 6,754 Non-current Assets Property, plant and equipment, net 2,186 2,104 Operating lease right-of-use assets 725 756 Goodwill 18,417 17,283 Other intangible assets, net 6,401 6,001 Deferred income taxes 84 73 Other non-current assets 699 553 Total assets $ 35,362 $ 33,524 Liabilities and Equity Current Liabilities Short-term debt $ 582 $ 2 Accounts payable 2,029 1,945 Contract liabilities 1,648 1,400 Compensation and benefits 389 398 Other accrued items 935 818 Income taxes payable 365 376 Current portion of long-term debt, net 361 818 Liabilities of business held for sale — 19 Total current liabilities 6,309 5,776 Non-current Liabilities Defined benefit plans 184 262 Operating lease liabilities 714 741 Long-term debt, net 7,867 6,225 Deferred income taxes 452 719 Other long-term liabilities 1,305 1,177 Total liabilities 16,831 14,900 Total equity 18,531 18,624 Total liabilities and equity $ 35,362 $ 33,524 Table 4 L3HARRIS TECHNOLOGIES, INC. FY'23 Second Quarter Summary CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited) support

Table 5
L3HARRIS TECHNOLOGIES, INC.
FY'23 Second Quarter Summary

OTHER FINANCIAL INFORMATION AND NET FAS/CAS PENSION ADJUSTMENT
(Unaudited)

Other Financial Information

(In millions, except per share amounts)	Quarter Ended June 30, 2023	Quarter Ended July 1, 2022	2023 Guidance Prior	2023 Guidance Current
FAS/CAS pension adjustment, net[1]	$ 100	$ 132	~$375M	~$395M
Net interest expense	$ 111	$ 67	~$400M	~$420M
Acquisition-related transaction and integration expenses[2]	$ 36	$ —	~$100M	~$100M
L3Harris merger-related integration expenses[2]	$ —	$ 26	~$0	~$0
Effective tax rate (non-GAAP)	13.3 %	14.0 %	13% - 14%	13.0% - 13.5%
Average diluted shares outstanding	190.1	194.0	~191	~191
Capital expenditures[3]	$ 93	$ 58	~$275M	~$275M

[1]Amounts reflect all pension and other postretirement benefit plans. See table below for more information.

[2]Refer to Non-GAAP Financial Measures on page 21.

[3]Represents additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Net FAS/CAS Pension Adjustment

(In millions)	Quarter Ended June 30, 2023	Quarter Ended July 1, 2022	2023 Guidance Prior	2023 Guidance Current
FAS pension service cost	$ (7)	$ (12)	$~(25)	$~(25)
Less: CAS pension cost	(30)	(33)	~(100)	~(120)
FAS/CAS operating adjustment[1]	23	21	~75	~95
Non-service FAS pension income	77	111	~300	~300
FAS/CAS pension adjustment, net	$ 100	$ 132	$~375	$~395

[1]The Company's segment operating results include pension cost calculated under CAS and presents a "FAS/CAS operating adjustment" line item to reconcile between segment and consolidated results.

PAGE 20 | L3HARRIS INVESTOR LETTER 2Q 2023

PAGE 21 | L3HARRIS INVESTOR LETTER 2Q 2023 Non-GAAP Adjustment Definition Amortization of acquisition-related intangibles Consists of amortization of identifiable intangible assets acquired in connection with business combinations. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years. Additional cost of sales related to the fair value step-up in inventory sold Difference between the balance sheet value of inventory from the acquiree and the acquisition date fair value. L3Harris merger-related integration expenses Costs associated with meeting gross synergy targets for the L3Harris merger. Acquisition-related transaction and integration expenses Post-announcement transaction and integration expenses associated with TDL and pending AJRD acquisition. Pre-acquisition and other divestiture- related expenses Includes external costs related to pursuing acquisition and divestiture portfolio optimization, non-transaction costs related to divestitures and salaries of employees in roles established for and dedicated to planned divestiture and acquisition activity. Business divestiture-related gains, net Gains or losses associated with business divestitures. In 2Q23, related to gain on the divestiture of our Visual Information Solutions business of $26 million. Gain on sale of asset group In 2022, related to an asset sale in our Integrated Mission Systems segment. Impairment of goodwill In 2022, charges for goodwill impairment recorded at our Integrated Missions Systems and Space & Airborne Systems Segments related to a weakened outlook for precision weapons and other solutions and higher interest rates, and charges recorded at our Communication Systems segment related to a lower outlook on legacy platforms and higher interest rates. Impairment of other assets In 2Q 2023, includes a $21M non-cash charge for impairment of an in-process R&D intangible asset, $9M of non-cash charges for impairment of other assets related to facility closures and $30M of non-cash charges for impairment of other assets related to restructuring of a customer contract. LHX NeXt Costs associated with transforming multiple functions, systems and processes to increase agility and competitiveness. The LHX NeXt effort is expected to continue for the next two to three years with one-time costs for workforce optimization, third party consulting, incremental IT expenses for implementation of new systems, and other costs. In 2Q 2023, costs consisted of $12M for third-party consulting and $10M for workforce optimization, incremental IT, and other. Charges for severance and other termination costs Charges associated with a formal restructuring plan and primarily related to employee severance and benefit arrangements. In 2022 we incurred charges associated with severance and other benefits related to employees that accepted a voluntary retirement plan with an effective retirement date of September 30, 2022. Charges related to an additional pre- merger legal contingency Accrual associated with an ongoing legal matter that is disproportionately large related to our routine legal expenses or accruals. Non-operating income adjustments 2022 includes an $8 million adjustment for equity method investment earnings. This Investor Letter contains non-GAAP financial measures (as listed on page 14 and defined by endnote 1 within this Letter) within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”). L3Harris management believes excluding the adjustments outlined below for the purposes of calculating certain non-GAAP measures is useful to investors because these costs do not reflect our ongoing operating performance. These adjustments, when considered together with the unadjusted GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these adjustments to our non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for detail on the adjustments to our non-GAAP financial measures. Non-GAAP Financial Measures

PAGE 22 | L3HARRIS INVESTOR LETTER 2Q 2023 To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional non-GAAP measures, including organic revenue, segment operating income and margin, non-GAAP operating income, non-GAAP EPS, non-GAAP backlog, net-debt-to-adjusted-EBITDA, and adjusted free cash flow (FCF). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long- term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows. We also provide our expectation of forward-looking non-GAAP financial measures, including expected non- GAAP EPS, segment operating income and margin, adjusted free cash flow and non-GAAP tax rate for the full-year 2023. A reconciliation of forward-looking non-GAAP financial measures to comparable GAAP measures is not available without unreasonable effort because of inherent difficulty in forecasting and quantifying the comparable GAAP measures and the applicable adjustments and other amounts that would be necessary for such a reconciliation, including due to potentially high variability, complexity and low visibility as to the applicable adjustments and other amounts, which may, or could, have a disproportionately positive or negative impact on the company's future GAAP results, such as the integration of TDL and the timing and impact of the potential acquisition of AJRD on our results and other potential business divestiture- related gains and losses, and other unusual gains and losses, or their probable significance and extent of tax deductibility. The variability of the applicable adjustments and other amounts may have a significant, unpredictable impact on our future GAAP results. Reconciliation of Non-GAAP Financial Measures

Table 6
L3HARRIS TECHNOLOGIES, INC.
FY'23 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Organic Revenue
(Unaudited)

(In millions)	Quarter Ended July 1, 2022 As Reported	Adjustments[1]	Organic
Revenue			
Integrated Mission Systems	$ 1,608	$ (1)	$ 1,607
Space & Airborne Systems	1,572	(6)	1,566
Communication Systems	993	—	993
Corporate eliminations	(38)	—	(38)
	$ 4,135	$ (7)	$ 4,128

(In millions)	Quarter Ended June 30, 2023 As Reported	Adjustments[2]	Organic
Revenue			
Integrated Mission Systems	$ 1,735	$ —	$ 1,735
Space & Airborne Systems	1,715	—	1,715
Communication Systems	1,289	(83)	1,206
Corporate eliminations	(46)	—	(46)
	4,693	(83)	4,610

[1] Adjustment to exclude amounts attributable to each divested business.
[2] Adjustment to exclude amounts attributable to each acquired business.

PAGE 23 | L3HARRIS INVESTOR LETTER 2Q 2023

PAGE 24 | L3HARRIS INVESTOR LETTER 2Q 2023 Quarter Ended (In millions) June 30, 2023 July 1, 2022 Integrated Mission Systems Revenue $ 1,735 $ 1,608 Operating income $ 162 $ 207 Impairment of other assets (A) 12 — Non-GAAP operating income $ 174 $ 207 Non-GAAP operating income margin 10.0% 12.9 % Operating income margin 9.3% 12.9 % Space and Airborne Systems Revenue $ 1,715 $ 1,572 Operating income $ 168 $ 203 Impairment other assets (A) 27 — Non-GAAP operating income $ 195 $ 203 Non-GAAP operating income margin 11.4% 12.9 % Operating income margin 9.8% 12.9 % Communication Systems Revenue $ 1,289 $ 993 Operating income $ 325 $ 238 Operating income margin 25.2% 24.0 % Corporate Eliminations Revenue $ (46) $ (38) Subtotal Revenue $ 4,693 $ 4,135 Operating income $ 655 $ 648 Total segment adjustments 39 — Non-GAAP segment operating income $ 694 $ 648 Operating income margin 14.8% 15.7 % L3Harris Consolidated Net income 351 470 Adjustments1(A): Amortization of acquisition-related intangibles 173 151 Additional cost of sales related to the fair value step-up in inventory sold 15 — L3Harris merger-related integration expenses — 26 Acquisition-related transaction and integration expenses 36 — Pre-acquisition and other divestiture-related expenses 2 35 Business divestiture-related gains, net (26) — Gain on sale of asset group — (8) Impairment of other assets 21 — LHX NeXt2 22 — Income taxes on above adjustments (66) (47) Total adjustments after taxes (sum of A) 177 157 Non-GAAP income 567 627 Per Share Information Diluted weighted average common shares outstanding 190.1 194.0 EPS $ 1.83 $ 2.42 Per share amount of above adjustments 1.14 3.96 Non-GAAP EPS $ 2.97 $ 6.38 1Refer to Non-GAAP Financial Measures on page 21. 2Formerly Enterprise Transformation Program Table 7 L3HARRIS TECHNOLOGIES, INC. FY'23 Second Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Non-GAAP Income and Non-GAAP EPS (Unaudited)

PAGE 25 | L3HARRIS INVESTOR LETTER 2Q 2023 Table 8 L3HARRIS TECHNOLOGIES, INC. FY'23 Second Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Free Cash Flow and adjusted Free Cash Flow (Unaudited) Quarter Ended (In millions) June 30, 2023 July 1, 2022 Net cash provided by operating activities $ 414 $ 749 Additions to property, plant and equipment (93) (62) Proceeds from sale of property, plant and equipment, net — 4 Cash used for L3Harris merger-related integration expenses1 — 21 Cash used for acquisition-related transaction and integration costs1 17 — Adjusted free cash flow $ 338 $ 712 1Refer to Non-GAAP Financial Measures on page 21. support

Table 9
L3HARRIS TECHNOLOGIES, INC.
FY'23 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Net Debt to Adjusted EBITDA Ratio
(Unaudited)

	Quarter Ended				
(In millions)	**June 30, 2023**	**March 31, 2023**	**December 30, 2022**	**September 30, 2022**	**Four Quarters**
Short-term debt	$ 582				
Current portion of long-term debt, net	361				
Long-term debt, net	7,867				
Total debt	8,810				
Less cash and cash equivalents	366				
Net debt (A)	$ 8,444				
Net income (loss)	$ 349	$ 337	$ 416	$ (300)	$ 802
Adjustments:					
Income taxes	21	34	116	(20)	151
Net interest expense	111	102	74	70	357
Depreciation and amortization	257	249	241	232	979
EBITDA	$ 738	722	847	(18)	2,289
Additional cost of sales related to the fair value step-up in inventory sold[1]	15	15	—	—	30
L3Harris merger-related integration expenses[1]	—	—	19	21	40
Acquisition-related transaction and integration expenses[1]	36	40	9	—	85
Pre-acquisition and other divestiture-related expenses[1]	2	10	17	10	39
Business divestiture-related (gains), net[1]	(26)	—	—	—	(26)
Impairment of goodwill[1]	—	—	—	802	802
Impairment of other assets[1]	60	18	—	—	78
LHX NeXt[1]	22	13	—	—	35
Charges for severance and other termination costs[1]	—	—	—	29	29
Accrual for potential legal exposure[1]	—	—	—	31	31
Non-operating income adjustments[1]	—	—	—	8	8
Total adjustments	$ 109	$ 96	$ 45	$ 901	$ 1,151
Adjusted EBITDA (B)	$ 847	$ 818	$ 892	$ 883	$ 3,440
Net Debt to Adjusted EBITDA ratio (A) / (B)					2.5 x

[1]Refer to Non-GAAP Financial Measures on page 21.

PAGE 26 | L3HARRIS INVESTOR LETTER 2Q 2023

PAGE 27 | L3HARRIS INVESTOR LETTER 2Q 2023 Fiscal Year Ended (In millions) December 30, 2022 Integrated Mission Systems Revenue $ 6,626 Operating income $ 494 Impairment of goodwill (A) 367 Non-GAAP operating income $ 861 Non-GAAP operating income margin 13.0 % Space and Airborne Systems Revenue $ 6,384 Operating income $ 665 Impairment of goodwill (A) 80 Non-GAAP operating income $ 745 Non-GAAP operating income margin 11.7 % Communication Systems Revenue $ 4,217 Operating income $ 667 Impairment of goodwill (A) 355 Non-GAAP operating income $ 1,022 Non-GAAP operating income margin 24.2 % Corporate Eliminations Revenue $ (165) Subtotal Revenue $ 17,062 Segment Operating income $ 1,826 Total segment adjustments 802 Non-GAAP segment operating income $ 2,628 Non-GAAP segment operating income margin 15.4 % L3Harris Consolidated Net income 1,061 Adjustments1(A): Amortization of acquisition-related intangibles 605 L3Harris merger-related integration expenses 90 Acquisition-related transaction and integration expenses 9 Pre-acquisition and other divestiture-related expenses 63 Gain on sale of asset group (8) Charges for severance and other termination costs 29 Charges related to an additional pre-merger legal contingency 31 Non-operating Income Adjustments 8 Income taxes on above adjustments (191) Total adjustments after taxes (sum of A) 1,438 Non-GAAP income 2,499 Per Share Information Diluted weighted average common shares outstanding 193.5 EPS $ 5.49 Per share amount of above adjustments 7.41 Non-GAAP EPS $ 12.90 1Refer to Non-GAAP Financial Measures on page 21. Table 10 L3HARRIS TECHNOLOGIES, INC. FY'22 Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Non-GAAP Segment Operating Income and Margin, Non-GAAP Income and Non-GAAP EPS (Unaudited)

PAGE 28 | L3HARRIS INVESTOR LETTER 2Q 2023 Statements in this Investor Letter that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Investor Letter include but are not limited to: 2023 guidance; the LHX NeXt program and its impacts on future performance; the domestic and international demand environment, including the U.S. DoD budget and budget line items and international spending levels; program, contract and order opportunities, awards and program ramps and the value or potential value and timing thereof; macroeconomic conditions, including the expected impacts of supply chain disruptions (including electronic component availability), supplier performance, inflation and labor attrition and the ability to offset such impacts; technology capabilities and program timing; estimated capital deployment and capital allocation strategy; leverage ratio targets; actions to address IMS program issues; and other statements regarding the business outlook and financial performance guidance that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: in U.S. Government spending priorities; changes in the mix of fixed-price, cost-plus and time-and-material type contracts and the impact of a significant increase in or sustained period of increased inflation; risks relating to the pending acquisition of AJRD, including risks related to regulatory approval; the termination, failure to fund, or negative audit findings for U.S. Government contracts; the U.S. Government’s budget deficit and the national debt; uncertain economic conditions; the consequences of future geo-political events; the impact of government investigations; the risks of doing business internationally; disputes with our subcontractors or key suppliers, or their inability to perform or timely deliver our components, parts or services; the attraction and retention of key employees; the ability to develop new products and services and technologies that achieve market acceptance; natural disasters or other significant business disruptions; changes in accounting estimates; the Company’s level of indebtedness and ability to make payments on, repay or service indebtedness; unfunded defined benefit plans liability; any downgrade in credit ratings; the level of returns on defined benefit plan assets, changes in interest rates and other market factors; changes in effective tax rate or additional tax exposures; the ability to obtain export licenses or make sales to foreign governments; unforeseen environmental issues, including regulations related to GHG emissions or change in customer sentiment related to environmental sustainability, including in relation to the pending acquisition of AJRD; the impact of any improper conduct of employees, agents or business partners; the outcome of litigation or arbitration; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies; expanded operations from the acquisition of the TDL product line and the pending acquisition of AJRD; risks related to other strategic transactions, including mergers, acquisitions and divestitures. The level and timing of share repurchases will depend on a number of factors, including the company’s financial condition, capital requirements, cash flow, results of operations, future business prospects and other factors. The timing, volume and nature of share repurchases also are subject to business and market conditions, applicable securities laws, and other factors, and are at the discretion of the company and may be suspended or discontinued at any time without prior notice. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this Investor Letter are made as of the date of this Investor Letter, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this Investor Letter are cautioned not to place undue reliance on forward-looking statements. Forward-Looking Statements